Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

January 29, 2013

TRI Pointe Homes, Inc.

19520 Jamboree Road, Suite 200

Irvine, California 92612

Re:	TRI Pointe Homes, Inc.
Registration Statement on Form S-1 (Registration No. 333-185642)

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (File No. 333-185642) (as amended, the “Registration Statement”) filed by TRI Pointe Homes, Inc. (the “Company”), a Delaware corporation to be formed upon the statutory conversion of TRI Pointe Homes, LLC from a Delaware limited liability company into a Delaware corporation (the “Conversion”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 15,742,350 shares of common stock, par value $0.01 per share (the “Shares”), of the Company. Of the 15,742,350 Shares, up to 10,000,000 authorized but unissued Shares may be offered, issued and sold by the Company pursuant to the Registration Statement (the “Primary Shares”), and up to 5,742,350 Shares (the “Secondary Shares”) may be offered and sold by the selling stockholder (the “Selling Stockholder”) named in the Registration Statement (including an aggregate of up to 2,053,350 Shares which may be sold by the Selling Stockholder pursuant to the exercise of the underwriters’ option to purchase additional Shares under the Underwriting Agreement (as defined below)). The Shares are to be sold by the Company and the Selling Stockholder pursuant to an underwriting agreement among the Company, the Selling Stockholder and the Underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K, each under the Securities Act.

In rendering the opinions expressed below, we have acted as counsel for the Company and have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of the Certificate of Conversion relating to the Conversion to be filed with the Secretary of State of the State of Delaware prior to the closing of the sale of the Shares contemplated by the Registration Statement and the Underwriting Agreement, filed as part of Exhibit 2.1 to the Registration Statement, (iii) the form of the Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the closing of the sale of the Shares contemplated by the Registration Statement

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

TRI Pointe Homes, Inc.

January 29, 2013

and the Underwriting Agreement, filed as part of Exhibit 2.1 to the Registration Statement, (iv) the form of the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the closing of the sale of the Shares contemplated by the Registration Statement and the Underwriting Agreement, filed as Exhibit 3.1 to the Registration Statement, (v) the form of the Bylaws of the Company to become effective prior to the closing of the sale of the Shares contemplated by the Registration Statement and the Underwriting Agreement, filed as Exhibit 3.2 to the Registration Statement, (vi) the preliminary prospectus contained within the Registration Statement, (vii) the form of the Underwriting Agreement and (viii) such other documents and records of the Company, certificates of public officials and representatives of the Company, resolutions and forms of resolutions and other documents and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. After giving effect to the Conversion, the Primary Shares, when issued and sold by the Company as contemplated in the Registration Statement, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2. After giving effect to the Conversion, the Secondary Shares will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to this Firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP